UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 27549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2017

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2017, SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P. (the “Partnership”) announced that Frederick A. Henderson has decided to retire as Chairman, Chief Executive Officer and President, and that Michael G. Rippey has been appointed as Chairman, Chief Executive Officer and President, effective December 1, 2017. These changes are being made in conjunction with Mr. Rippey’s election, effective December 1, 2017, as Chief Executive Officer, President and a director of SunCoke Energy, Inc. (the “Company”), the Partnership’s corporate sponsor. The Company indirectly controls the Partnership’s general partner and holds a significant limited partner interest in the Partnership.

The Partnership maintains no policies or programs relating to compensation of the executive officers of its general partner. All of the general partner’s executive officers are employed as executive officers of, and compensated directly by, the Company. The Compensation Committee of the Company’s Board of Directors sets the compensation, including base salary and annual and long-term incentives, for these executives in accordance with the Company’s employee benefit plans and other compensation arrangements. These executives receive no compensation from the Partnership or its general partner, and neither the Partnership nor its general partner have any control over this compensation determination process. However, pursuant to the terms of the Partnership’s omnibus agreement with the Company, the Partnership reimburses the Company for a portion of the Company’s compensation expense attributable to the amount of time these executive officers spend managing the Partnership’s business. For further information on the compensation of these executive officers, please refer to the periodic reports filed with the Securities and Exchange Commission on behalf of the Partnership and the Company.

Directors of the Partnership’s general partner who are also employees of the Company receive no additional compensation for service on the general partner’s Board of Directors or any committees thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy Partners, L.P. Press Release dated November 10, 2017.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By: SunCoke Energy Partners GP LLC, its General Partner

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: November 10, 2017